================================================================================

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                             MEDICONSULT.COM, INC.,

                        MCNS MERGER SUBSIDIARY II, INC.,

                                CYBER-TECH, INC.

                                       AND

                        SHAREHOLDERS OF CYBER-TECH, INC.

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 DEFINITIONS........................................................1

ARTICLE 2 MERGER AND PLAN OF REORGANIZATION..................................3
      2.1   Performance of Agreement of Merger...............................3
      2.2   Designation of Shares............................................3
      2.3   Conversion of Company Shares.....................................3
      2.4   Sub Shares.......................................................4
      2.5   Surviving Corporation Documents..................................5
      2.6   Directors and Officers of the Surviving Corporation..............5
      2.7   Federal Income Tax Status of the Merger..........................5
      2.8   Rights of Surviving Corporation..................................5
      2.9   Agreement of Merger..............................................5
      2.10  Further Assurances...............................................6
      2.11  Closing..........................................................6

ARTICLE 3 PAYMENT OF MERGER CONSIDERATION AND ESCROW ARRANGEMENTS............6
      3.1   Payment of Merger Consideration..................................6

ARTICLE 4 SCHEDULES..........................................................7
      4.1   Schedule of Financial Information................................7
      4.2   Schedule of Real and Personal Property (Tangible and Intangible).7
      4.3   Schedule of Trade Names, Patents and Copyrights..................7
      4.4   Schedule of Insurance Claims and Losses..........................7
      4.5   Schedule of Subsidiaries, Joint Ventures and Partnerships........7
      4.6   Schedule of Obligations and Guarantees...........................8
      4.7   Schedule of Transactions or Arrangements With Affiliates and
            Shareholders.....................................................8
      4.8   Schedule of Debt, Mortgages and Security Interests...............8
      4.9   Schedule of Capitalization and Qualification.....................8
      4.10  Schedule of Contracts or Commitments.............................9
      4.11  Schedule of Litigation..........................................10
      4.12  Schedule of Transactions Occurring Since January 1, 1999........10
      4.13  Schedule of Banks...............................................12
      4.14  Schedule of Corporate Documents.................................12
      4.15  Schedule of Employee Benefit Plan Matters.......................12
      4.16  Schedule of Employees...........................................12

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND THE
      COMPANY ..............................................................12
      5.1   Organization and Standing.......................................12
      5.2   Capital Structure of Company....................................13
      5.3   Financial Statements, etc.......................................13

      5.4   Properties......................................................13
      5.5   Patents, Trademarks and other Intellectual Property.............13
      5.6   Intangible Properties...........................................14
      5.7   Schedules.......................................................14
      5.8   Corporate Records...............................................14
      5.9   Litigation......................................................15
      5.10  Absence of Changes..............................................15
      5.11  Correctness of Representations..................................16
      5.12  Brokers and Finders.............................................16
      5.13  Labor Matters...................................................16
      5.14  Contractual Obligations.........................................17
      5.15  Power of Attorney...............................................17
      5.16  Condition of Equipment..........................................17
      5.17  No Default or Waiver of  Rights.................................17
      5.18  Indebtedness to Officers, Directors and the Shareholders........18
      5.19  ERISA...........................................................18
      5.20  Employee Benefit Plans..........................................18
      5.21  Governmental Approval...........................................18
      5.22  Authority; Noncontravention.....................................18
      5.23  Taxes...........................................................19
      5.24  Environmental Matters...........................................19
      5.25  Y2K Compliance..................................................20
      5.26  Public Information..............................................20

ARTICLE 6 CONDITIONS TO OBLIGATIONS OF PARENT...............................20
      6.1   Compliance by the Shareholders and the Company..................20
      6.2   Certificate Regarding Representations and Warranties............21
      6.3   Approval of Legal Matters.......................................21
      6.4   Escrow Agreement................................................21
      6.5   Accuracy of Schedules...........................................21
      6.6   Litigation......................................................21
      6.7   Resignations of Directors and Officers of the Company...........21
      6.8   Employment and Consulting Agreements............................21
      6.9   Noncompetition Agreements.......................................22

ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF PARENT..........................22
      7.1   Organization and Good Standing..................................22
      7.2   Correctness of Representations..................................22
      7.3   Authority; Noncontravention.....................................22
      7.4   Brokers and Finders.............................................22
      7.5   Capitalization and Parent Shares................................23
      7.6   Financial Capacity..............................................23

ARTICLE 8 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND SHAREHOLDERS.........23
      8.1   Compliance by Parent............................................23
      8.2   Certificate Regarding Representations and Warranties............23

      8.3   Escrow Agreement................................................23
      8.4   Litigation......................................................23
      8.5   Employment Agreements...........................................24
      8.6   Noncompetition Agreements.......................................24
      8.7   Advisory Board..................................................24

ARTICLE 9 INDEMNIFICATION BY SHAREHOLDERS...................................24
      9.1   Indemnification by Shareholders.................................24
      9.2   Limitations - Time..............................................24
      9.3   Limitations on Amount - Shareholders............................25
      9.4   Procedure for Indemnification - Third Party Claims..............25
      9.5   Procedure for Indemnification of Other Claims...................26
      9.6   Tax Indemnity...................................................26
      9.7   Escrow; Remedies Not Exclusive..................................26

ARTICLE 10 MISCELLANEOUS....................................................26
      10.1  Actions Pending Closing.........................................26
      10.2  Failure of Conditions to Obligations of Parent..................27
      10.3  Survival of Representations.....................................28
      10.4  Resale of Parent Shares; Securities Act.........................28
      10.5  Access and Information..........................................29
      10.6  Assignment......................................................29
      10.7  Confidentiality of Information..................................29
      10.8  Construction....................................................30
      10.9  Amendment.......................................................30
      10.10 Expenses........................................................30
      10.11 Notices.........................................................30
      10.12 Counterparts....................................................31
      10.13 Entire Agreement................................................31
      10.14 Captions and Section Headings...................................31
      10.15 Income Tax Filings..............................................32

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT is made and effective as of the __ day of June, 1999 at 12:01 PM, by and among Mediconsult.com, Inc., a Delaware corporation ("Parent"), MCNS Merger Subsidiary II, Inc., a New Jersey corporation (the "Sub") (Parent and Sub shall be referred to collectively as "Parent"), Cyber-Tech, Inc., a New Jersey corporation (the "Company"), and Andre Pilevsky and Daniel J. Rader, M.D. (individually, a "Shareholder" and collectively, the "Shareholders") who together are the owners of all of the issued and outstanding shares of capital stock of the Company.

      WHEREAS, the Board of Directors of each of the Sub and the Company believe that it is in the best interests of each corporation and its shareholders that the Company combine into a single corporation, with the Sub as the Surviving Corporation, through the statutory merger of the Company with the Sub (the "Merger"), and, in furtherance thereof, have approved the merger;

      WHEREAS, the Shareholders of the Company and the Sub, upon recommendation of their respective boards of directors, also have approved the Merger;

      WHEREAS, pursuant to the Merger, the issued and outstanding stock of the Company (the "Shares") shall be exchanged for a combination of cash and shares of the Common Stock of Parent (the "Parent Shares");

      WHEREAS, it is intended that the Merger shall qualify as a tax free reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), and all terms and conditions set forth herein shall be interpreted to effectuate such intent; and

      WHEREAS, the parties intend, by executing this agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Code;

      NOW, THEREFORE, the parties hereto, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      The following terms used in this Agreement shall have the meanings set forth below:

      1.1 Affiliate - Any person, firm, corporation, partnership or association controlling, controlled by or under common control with a person.

      1.2 Agreement - This Merger Agreement and Plan of Reorganization, including the Schedules delivered pursuant hereto.

      1.3 Allocation Percentage - The allocation of Merger Consideration between the Shareholders as described in Section 2.3(c) hereof.

      1.4 Closing - The closing referred to in Section 2.11 hereof.

      1.5 Closing Date - The date referred to in Section 2.11 hereof.

      1.6 Code - The Internal Revenue Code of 1986, as amended.

      1.7 Company Shares - The shares of voting and non-voting common stock, no par value, of the Company.

      1.8 Effective Date - The date on which the Merger becomes effective under applicable law pursuant to this Agreement, which subject to the conditions set forth herein, shall occur no later than July 2, 1999, unless extended by mutual agreement of the parties.

      1.9 Employee Benefit Plan - Any employee benefit plan or plans and any trust created thereunder that is established or maintained for employees of the Company whether or not covered by ERISA.

      1.10 Environmental Laws - Any and all federal, state, local municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or of any governmental authority regulating, relating to or imposing liability or standards conduct concerning environmental protection matters, including, without limitation, materials, as now or may at any time hereafter be in effect.

      1.11 ERISA - The Employee Retirement Income Security Act of 1974, as amended.

      1.12 Financial Statements - (a) The unaudited balance sheets of the Company as of December 31, 1997 and 1998, and the related statements of income, retained earnings and cash flows for each of the years then ended, and (b) the unaudited, internally prepared balance sheet of the Company as of May 31, 1999, and the related statements of income, retained earnings and cash flows for the period then ended.

      1.13 GAAP - Generally accepted accounting principles in the United States as in effect on the date of this Agreement.

      1.14 Hazardous Materials - Any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances and petroleum products (including crude oil or any fraction thereof) defined or regulated as such in any law.

      1.15 material or materially - What is material for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question. No particular monetary amount cited in this Agreement shall be deemed to determine materiality.

      1.16 Merger - The merger described in Section 2.1 hereof.

      1.17 Merger Consideration - The combination of cash and Parent Shares as described in Section 2.3(c) of this Agreement.

      1.18 Parent Shares - The shares of voting common stock of Parent, $0.001 par value per share.

      1.19 Schedules - Those Schedules referred to in Article 4 and Article 5 hereof.

      1.20 Securities Act - The Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, as may be in effect from time to time.

      1.21 Sub Shares - The shares of common stock, $0.001 par value per share, of the Sub.

      1.22 Surviving Corporation - From and after the Effective Date, the Sub, as the surviving corporation in the Merger.

                                    ARTICLE 2
                        MERGER AND PLAN OF REORGANIZATION

      2.1 Performance of Agreement of Merger.

      Upon the terms and subject to the conditions hereof, the Company shall be merged with and into the Sub in accordance with applicable law. The Sub shall be the Surviving Corporation and continue its corporate existence under the laws of the State of New Jersey as a wholly-owned subsidiary of Parent, and the separate corporate existence of the Company shall cease. The Merger shall be effective on the Effective Date. Prior to the Effective Date, each of the parties hereto shall take all actions necessary in accordance with applicable law and their respective Articles of Incorporation and Bylaws to cause the Merger to be consummated on the Effective Date, including, without limitation, obtaining the approval of the stockholders of the Sub and the Company as may be required under applicable law.

      2.2 Designation of Shares.

      The designation and number of outstanding shares of each class and series of stock for each of the Sub and the Company are as follows: (i) the Sub has presently authorized capital stock consisting of one thousand (1,000) Sub Shares of which one thousand (1,000) Sub Shares are outstanding and are owned by Parent and (ii) the Company has presently authorized capital stock consisting of 5,000 Company Shares, of which 1960 Company Shares are outstanding and are owned by the Shareholders.

      2.3 Conversion of Company Shares.

            (a) Upon the Effective Date, each of the issued and outstanding Company Shares shall be, by virtue of the Merger and without any action on the part of the holders thereof, be converted into and represent solely the right to receive the Merger Consideration. No fractional Parent Shares shall be issued as a result of the Merger; the number of Parent Shares to be issued to each Shareholder hereunder shall be rounded up or down, as the case may be, to the nearest whole number.

            (b) After the Effective Date, each certificate representing Company Shares shall represent solely the right to receive the Merger Consideration set forth herein. Until such certificates are surrendered, the Shareholders shall not be entitled to vote the Parent Shares to which they are entitled pursuant to this Section 2.3, or to receive distributions or dividends thereon; provided that upon surrender of such certificates, there shall be paid to the record holder of the certificates of Parent Shares issued upon such exchange, the amount (without interest) of any dividends or other distributions which were declared and paid to shareholders of record subsequent to the Effective Date.

            (c) As used herein, "Merger Consideration" shall mean, for each Company Share outstanding, the result obtained by dividing the aggregate number of outstanding Company Shares at the Effective Date into the aggregate of (i) Three Million Three Hundred Thousand Dollars ($3,300,000.00) in cash or immediately available funds, as adjusted as described below, and (ii) that number of Parent Shares determined by (A) dividing Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000.00) by the average of the closing prices of Parent Shares, as reported in The Wall Street Journal, for each of the twenty
(20) trading days ending on the trading day immediately preceding the Effective Date (the "Average Closing Price"), (B) less 10,000 Parent Shares. The cash portion of the Merger Consideration shall be adjusted on a dollar-for-dollar basis based on the extent to which the "Working Capital" of the Company is greater or less than zero as of the Effective Date. As used herein, "Working Capital" shall mean the net amount of working capital assets (cash, cash equivalents, accounts receivable net of reserves but excluding deferred revenue less the amount of all liabilities of the Company (accounts payable, taxes due, liabilities related to deferred revenue, other liabilities, debt), determined in accordance with GAAP. Immediately prior to the Effective Date, the parties shall jointly review the balance sheet of the Company, estimate the amount of Working Capital of the Company as of the Effective Date and adjust the cash consideration accordingly pursuant to the provisions of this Agreement. After the Closing, Parent shall cause a review of the books and records of the Company to be performed as promptly as possible and prepare a balance sheet as of the Effective Date. The Shareholders or the Parent, as the case may be, shall pay in cash to the other such amount by which the final Working Capital is less or greater than the estimated amount used at Closing. If the Shareholders dispute the balance sheet prepared by Parent, they shall notify Parent in writing of such fact, indicating the reason or reasons therefor. If the parties are unable to resolve the dispute within thirty (30) days following the date of notice of dispute, either party may submit the matter to arbitration by a nationally recognized accounting firm not having a current business relationship with any party hereto and the findings of such arbitrator shall be binding on the parties. The fees and expenses of such arbitrator shall be divided evenly by the parties unless the arbitrator shall determine that the position of one of the parties was unsupported by GAAP or this Agreement, in which case the fees and expenses shall be paid by that party. The aggregate Merger Consideration shall be allocated 51% to Andre Pilevsky and 49% to Daniel J. Rader, based on the respective ownership percentages of the Company Stock held by the Shareholders (the "Allocation Percentage").

      2.4 Sub Shares.

      Upon the Effective Date, each of the issued and outstanding Sub Shares shall continue unchanged and shall evidence one share of the common stock of the Surviving Corporation.

      2.5 Surviving Corporation Documents.

      The Certificate of Incorporation of Sub as in effect immediately prior to the Effective Date shall be the Certificate of Incorporation of the Surviving Corporation at the Effective Date and shall continue in effect until the same shall be further altered, amended or repealed as therein provided or as provided by law. The Bylaws of the Sub as in effect immediately prior to the Effective Date shall, on the Effective Date, be the Bylaws of the Surviving Corporation and shall continue in effect until the same shall be further altered, amended or repealed as therein provided or as provided by law.

      2.6 Directors and Officers of the Surviving Corporation.

      The directors and officers of the Surviving Corporation at the Effective Date shall be those of the Sub immediately preceding the Merger. Such directors and officers will hold office until their successors are duly elected and qualified or their earlier resignation or removal.

      2.7 Federal Income Tax Status of the Merger.

      It is the mutual intention of the parties hereto that, subject to the provisions of this Agreement, the Merger will be consummated in accordance with the laws of the State of Delaware and the State of New Jersey and that the Merger shall constitute a reorganization within the meaning of Sections 368(a)(1)(A) and (a)(2)(D) of the Code; provided, however, that neither the Sub nor Company shall be required to take any action (or be precluded from taking any action not otherwise prohibited hereunder) which would result in any significant actual or potential cause for delay in consummating the Merger. It shall not be a condition to the Merger that any party receive an Internal Revenue Service ruling as to the federal income tax consequences of the Merger and each party hereto shall look to their respective advisors for advice concerning the tax consequences of the Merger.

      2.8 Rights of Surviving Corporation.

      Upon consummation of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all the restrictions, obligations, disabilities and duties, each of Sub and Company; and all property, real, personal and mixed, and all debts, choses in action and other interests due or belonging to Sub and Company shall be vested in the Surviving Corporation; and all properties, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of Sub and Company, and the title to any real estate vested by deed or otherwise, in either corporation, shall not revert or in any way be impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either corporation shall be preserved unimpaired, and all debts, liabilities and duties of each of the corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred by it.

      2.9 Agreement of Merger.

      All documents required to effect the Merger under the Business Corporation Law of New Jersey shall be authorized, executed and delivered by and between Sub and Company and filed, together with appropriate officers' certificates of each corporation, to effect the Merger as of the Effective Date.

      2.10 Further Assurances.

      Prior to and from and after the Effective Date, Company and the Sub shall take all such action as shall be necessary or appropriate in order to effectuate the Merger. If at any time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other actions are necessary, appropriate or desirable to vest in said corporation, according to the terms hereof, the title to any property or rights of Company, the last acting officers of Company or the corresponding officers of the Surviving Corporation shall and will execute and make all such proper assignments and assurances and take all action necessary and proper to vest title in such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Agreement.

      2.11 Closing.

      The Closing of the transactions contemplated herein shall occur at the offices of Brach, Eichler, 101 Eisenhower Parkway, Roseland, New Jersey, at 12:01 p.m. on the Effective Date or at such other time and place as shall be mutually agreed upon by the parties hereto.

                                    ARTICLE 3
                         PAYMENT OF MERGER CONSIDERATION
                             AND ESCROW ARRANGEMENTS

      3.1 Payment of Merger Consideration.

            (a) The parties acknowledge that the sum of $50,000 has been advanced to the Company as an advance on amounts to be paid to the Shareholders under this Agreement. Such amount may be retained by the Company in the event this Agreement is terminated prior to Closing.

            (b) At Closing, the cash portion of the Merger Consideration, net of the deposit described in paragraph (a) above and with such adjustment for estimated Working Capital contemplated by Section 2.3(c) hereof, shall be paid by Parent to the Shareholders, by certified or cashiers check, or other check acceptable to the Shareholders in accordance with the Allocation Percentage.

            (c) At Closing, the portion of Merger Consideration consisting of Parent Shares shall be delivered as follows:

                  (i) 25% of such amount to be delivered to the Escrow Agent to be held under the Escrow Agreement; and

                  (ii) the balance of Parent Shares shall be delivered by Parent to the Shareholders, in accordance with the Allocation Percentage, to be held by them pursuant to Section 10.4 below.

                                    ARTICLE 4
                                    SCHEDULES

      Contemporaneously with or prior to the execution of this Agreement, the Shareholders have caused or will cause the Company to furnish the Schedules set forth below.

      4.1 Schedule of Financial Information.

      Containing the Financial Statements of the Company.

      4.2 Schedule of Real and Personal Property (Tangible and Intangible).

      Containing a list and brief description of all real property owned by or leased to the Company, including all plants and structures located thereon, and all material machinery, vehicles and equipment owned by or leased to the Company and all intellectual property (not otherwise listed in Schedule 4.3), including, without limitation, software and documentation, owned or licensed by the Company.

      4.3 Schedule of Trade Names, Patents and Copyrights.

      Containing a list of all patents, patent applications, copyrights, copyright applications, trade names, trademarks, trademark registrations, trademark applications, and trade secrets or processes used or useful in the business of the Company that are owned by or registered in the name of the Company or to which the Company has any rights as licensee or otherwise, giving in each case a brief description thereof including the terms and any such license or other arrangement, together with true and legible copies of all applications, registrations and license agreements relating to any item described or referred to in such Schedule.

      4.4 Schedule of Insurance Claims and Losses.

      Consisting of a detailed listing and a general description of all claims asserted and losses incurred by the Company or any of its subsidiaries regarding general liability, product liability, automobile liability and workers' compensation coverage for the three most recent calendar or fiscal years (whichever is available) and any interim period of the Company occurring prior to the Closing Date.

      4.5 Schedule of Subsidiaries, Joint Ventures and Partnerships.

      Containing a list of all subsidiaries of the Company indicating the:

            (a) capital structure and percentage of ownership by the Company;

            (b) state or jurisdiction of incorporation and where authorized to do business;

            (c) officers and directors;

            (d) location of principal place of business and nature of business;

            (e) location of the corporate records of each such subsidiary, and including a list of all joint ventures, partnerships or other associations with which the Company or any of its subsidiaries is associated or in which it has an interest, giving in each case the nature of participation, percentage of interest and location of business and furnishing copies of the governing instruments.

      4.6 Schedule of Obligations and Guarantees.

      Listing any agreements, contract, or understanding, formal or informal, under the terms of which the Company is, directly or indirectly, liable upon or with respect thereto (by discount, repurchase agreement or otherwise), or is obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt or obligation of any other corporation or any other person, association, partnership, joint venture or other entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection, together with true and legible copies of all agreements or instruments creating or evidencing any obligation listed or referred to in such Schedule.

      4.7 Schedule of Transactions or Arrangements With Affiliates and Shareholders.

      Listing any officer, director or Shareholder of the Company or any Affiliate of any such officer, director or Shareholder who is presently, directly or indirectly, a party to any transaction with the Company and accounting a brief description of each transaction, including without limitation:

            (a) any contract, agreement or other arrangement providing for the employment of, the furnishing of services by, the rental or real or personal property from, or otherwise requiring payments to any such officer, director, shareholder or Affiliate;

            (b) any agreements among the Shareholders regarding voting rights, transferability or repurchase of any share of capital stock or other securities of the Company; and

            (c) any loans or advances to or from the Company, giving for each the principal amount outstanding, interest rate, maturity date and security therefor.

      4.8 Schedule of Debt, Mortgages and Security Interests.

      Listing and briefly describing the material terms, provisions and conditions of all mortgages, indentures, notes, liens, encumbrances and other obligations for or relating to borrowed money to which the Company is a party, or which have been assumed by the Company or to which any of the properties or assets of the Company are subject, having attached amortization schedules, if available, for each of the outstanding balances as of December 31, 1998, and estimated balances as of the Closing Date, and listing the terms of any line of credit or other credit facility and attaching a true and legible copy of all material documents related to any such borrowed money, line of credit or credit facility.

      4.9 Schedule of Capitalization and Qualification.

      Listing with respect to the Company and any subsidiary:

            (a) the authorized capital stock, classes and number of shares of each such class issued and outstanding and whether such shares are fully paid and nonassessable, the number of shares of each class issued but not outstanding and description of rights to acquire any capital stock or equity interest;

            (b) the number of outstanding shares held by each Shareholder; and

            (c) the state or jurisdiction of incorporation of the Company and any subsidiary and the state or jurisdictions where the Company and any subsidiary are qualified to do business.

      4.10 Schedule of Contracts or Commitments.

      Containing a list and brief description of any of the following contracts or commitments, whether written or oral, formal or informal, to which the Company is a party or by which the Company benefits:

            (a) oral or written contracts or commitments for the employment of any officer, employee or consultant except for such contracts or commitments characterized as being "at will" in the ordinary course of business of the Company;

            (b) contract with or commitment to any labor union or any other agreement, amendment, supplements, letters or memoranda of understanding with any labor union or other representative of employees;

            (c) conditional sale agreement, security agreement, installment sales contract or chattel mortgage or lease (for other than real property under which the Company is obligated to make annual payments during any year of the term thereof in excess of $1,000);

            (d) oral or written contracts not made in ordinary course of business and oral or written contracts made in the ordinary course of business but under which the Company is or may be obligated during the life of the contract to make payments in excess of $1,000, for the purchase, sale, production or supply, whether on a continuing basis or otherwise, of goods or services of any type;

            (e) distributor, sales agency or vendor contracts or subcontracts or any franchise or license agreements;

            (f) advertising contracts or commitments;

            (g) lease under which it is lessor;

            (h) Employee Benefit Plans, and, to the extent not included, any other bonus, sales incentive, sales reward, pension, profit sharing, retirement, stock purchase, stock option, hospitalization, insurance or similar plan or practice, formal or informal, in effect concerning employees or others;

            (i) material contract or commitment, oral or written, for any capital expenditures;

            (j) contract or commitment, oral or written, affecting ownership of, title to or use of any interest in real property; and

            (k) material contracts or commitments not made in the ordinary course of business, including any noncompetition covenant restricting the Company or any subsidiary or any Shareholder or Affiliate.

      4.11 Schedule of Litigation.

      Listing and furnishing a brief description of the nature of all claims, actions, suits, investigations, or proceedings, (whether or not purportedly on behalf of the Company) pending or, to the knowledge of the Company and the Shareholders, threatened against or by or affecting the Company or a Shareholder, at law, in equity, in admiralty, or before or by any federal, state, municipality or their governmental departments, commission, board, bureau, agency or instrumentality, domestic or foreign; the foregoing to exclude any claims described under Section 4.4 of this Agreement.

      4.12 Schedule of Transactions Occurring Since January 1, 1999.

      Specifying any transaction (other than the transactions contemplated by this Agreement) occurring after January 1, 1999, in which the Company has:

            (a) issued or delivered or agreed to issue or deliver any stock or other securities (whether stock, bonds, debentures or other corporate securities), granted or agreed to grant any options or rights to purchase any securities, or borrowed or agreed to borrow any funds;

            (b) incurred or become subject to, or agreed to incur or become subject to, any obligation or liability (absolute or contingent) other than in the ordinary course of business, except obligations under contracts not in the ordinary course of business listed in the Schedule of Contracts or Commitments;

            (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent) other than current liabilities shown on the balance sheet of the Company as of January 1, 1999, included in the Financial Statements, and current liabilities incurred since that date in the ordinary course of business;

            (d) declared, set aside or made, or agreed to declare, set aside or make any payments of dividends or any distribution to shareholders or purchased, redeemed or otherwise acquired, directly or indirectly, or agreed to purchase, redeem or acquire, directly or indirectly, any shares of stock or other securities;

            (e) mortgaged, pledged or subjected to a lien, charge or any other encumbrance, or agreed so to do, any of its assets, tangible or intangible, except the lien of current real and personal property taxes not yet due and payable;

            (f) sold, assigned, licensed, transferred or agreed so to do, any of its tangible assets, or cancelled or agreed to cancel any debts or claims, except, in each case, in the ordinary course of business;

            (g) sold, assigned or transferred any patents, trademarks, trade names, copyrights, software, other intellectual property or other similar assets;

            (h) suffered any extraordinary losses or waived any rights of substantial value, whether or not in the ordinary course of business;

            (i) increased the rate of compensation payable or to become payable by it to any of its officers, directors, employees or agents over the rate being paid to them at January 1, 1999, except general hourly rate increases and normal merit increases for employees other than officers;

            (j) terminated any material contract, agreement, license or other instrument to which it is a party;

            (k) through negotiation or otherwise, made any commitment or incurred any liability or obligation, enforceable or not, to any labor organization evidenced in writing;

            (l) made or agreed to make any accrual or arrangement for or payment of any material bonuses or special compensation of any kind to any officer, director, employee or agent;

            (m) directly or indirectly paid or made a commitment to pay any severance or pay to any officer, director, employee or agent;

            (n) introduced any new method of management, operation or accounting that would have a material, adverse effect on its business or on any of the assets, properties or rights applicable thereto;

            (o) reclassified its shares of capital stock into a different number of shares;

            (p) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses;

            (q) offered or extended more favorable prices, discounts, allowances or advertising, whether promotional, display or otherwise, than were offered or extended regularly on and prior to the date of this Agreement which would materially adversely affect the business of the Company;

            (r) made capital expenditures exceeding the aggregate amounts set forth on the Schedule of Contracts or Commitments; or

            (s) entered into or agreed to enter into any other transactions other than in the ordinary course of business.

      4.13 Schedule of Banks.

      Specifying all banking arrangements for the Company.

      4.14 Schedule of Corporate Documents.

            (a) Furnishing a copy, certified as true and correct by the Secretary of State or other appropriate governmental official of the state of incorporation of the Company, of the Articles of Incorporation and all amendments thereto of the Company; and

            (b) Furnishing a copy, certified as true and correct by the Secretary of the Company, of the Bylaws and all amendments thereto of the Company.

      4.15 Schedule of Employee Benefit Plan Matters.

      Listing, any "reportable event" (as defined in Section 4043 of ERISA) that has occurred and continues to occur regarding any Employee Benefit Plan of the Company, if any, and having attached thereto the statement of assets and liabilities of each Employee Benefit Plan for the most recent Employee Benefit Plan year ended on or prior to the date of this Agreement, the statements of changes in fund balance and in financial position, and the statements of changes in net assets available for the benefit of such Employee Benefit Plan for the Employee Benefit Plan year then ended, certified by the trustee of each Employee Benefit Plan.

      4.16 Schedule of Employees.

      Listing each and every employee of the Company, their respective employment status, if other than active, and the salary or wage rate and bonus or other incentive opportunity for each such employee.

                                    ARTICLE 5
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
                                 AND THE COMPANY

      The Shareholders hereby jointly and severally represent and warrant and, prior to the Closing, the Company represents and warrants, that:

      5.1 Organization and Standing.

      The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Company has no subsidiaries. The Company has all requisite corporate power and authority to carry on its business, to own, lease or operate its properties in the places where such business is now conducted and where such properties are now owned, leased or operated, and to enter into, execute, deliver and perform its obligations under this Agreement and is duly qualified to do business and is in good standing in the State of New Jersey and in every other jurisdiction in which the Company is required to be so qualified to conduct business.

      5.2 Capital Structure of Company.

      With respect to the capital structure of the Company:

            (a) on the date hereof and at the Closing Date the authorized capital stock of the Company consists and will consist of 5,000 Company Shares of which 1,000 voting and 960 non-voting shares are now, and on the Closing Date will be, duly issued and outstanding and fully paid and nonassessable; no Company Shares are held in its treasury or have otherwise been reacquired or have been issued in violation of any preemptive rights;

            (b) all of the Company Shares are now and on the Closing Date will be owned and held of record and beneficially by the Shareholders as set forth on the Schedule of Capitalization and Qualification, free and clear of all claims, liens and encumbrances;

            (c) except for an oral promise made to the Advisory Board, there are not now, and on the Closing Date there will not be, any warrants, rights, options, subscriptions or agreements to issue shares of capital stock, securities convertible into capital stock or other securities of the Company; and

            (d) there is not now, and there will not be on the Closing Date any liability for dividends declared or accumulated but unpaid with respect to any securities of the Company.

      5.3 Financial Statements, etc.

            (a) The Financial Statements (i) are in accordance with the books and records of the Company; (ii) present fairly the financial condition of the Company as of the respective dates indicated and the results of operations for the respective periods indicated: and (iii) have been prepared in accordance with GAAP applied on a consistent basis except as noted therein.

            (b) The Company does not have outstanding any indebtedness or liability absolute or contingent, known or unknown, except as set forth on the balance sheets included in the Financial Statements or as specifically identified and disclosed on Schedule 4.11 hereto.

      5.4 Properties.

      The Company, does not own, lease or use any real property other than the residence of Andre Pilevsky.

      5.5 Patents, Trademarks and other Intellectual Property.

            (a) The trademarks, trade names, copyrights, trade secrets or processes, patents or applications for patents listed on the Schedule of Trade Names, Patents and Copyrights are all either owned by the Company, or the Company possesses enforceable rights and licenses to use the same (without payment of any royalties except as specified in such Schedule), and the items listed on such Schedule constitute all of the trademarks, trade names, copyrights, patents and patent applications, trade secrets and processes necessary for the conduct of, or use in, the business of the Company, as the same is presently being conducted and contemplated to be conducted. Such rights and licenses are adequate for the conduct of the business presently conducted or contemplated to be conducted by the Company.

            (b) Except as set forth on the Schedule of Trade Names, Patents and Copyrights, no service or product the Company provides or sells, or any business, or the marketing or use by it or another of any such service or product, will infringe any trademark, trade name, copyright or patent or other intellectual property right, or is in conflict with any right of another. There is no pending or, to the knowledge of the Company or the Shareholders, threatened claim or litigation against the Company contesting its right to use any of the trademarks and trade names or the validity of any of the copyrights and patents or other intellectual property right of the Company, or asserting its misuse of any thereof, which would deprive the Company of its right to assert its rights thereunder or which would prevent the sale of any service or product provided or sold by the Company.

      5.6 Intangible Properties.

      The Company owns no securities or other intangible property, except as reflected in the Financial Statements or acquired in the ordinary course of business since January 1, 1999, or except as set forth in the Schedule of Financial Information or the Intellectual Property described on the Schedule of Trade Name, Patents and Copyrights.

      5.7 Schedules.

      All documents and information contained in the Schedules furnished or delivered by or on behalf of the Company or the Shareholders pursuant to the provisions of Article 4 or Article 5 hereof are correct and complete and all information required to be furnished or delivered pursuant thereto has been furnished or delivered to Parent. The Company has furnished true and complete copies of any document that is referred to in any Schedule or that has been requested by Parent.

      5.8 Corporate Records.

      The minute books of the Company made available to Parent prior to the Closing Date accurately reflect all corporate action taken by the directors and shareholders of the Company or any committee of the Board of Directors of the Company as described therein and contain true and accurate copies of or originals of:

            (a) the respective minutes of all meetings or consent actions of the directors and shareholders;

            (b) the Articles of Incorporation, as amended, of the Company; and

            (c) the Bylaws and all amendments thereto of the Company. Nothing contained in the Articles of Incorporation or the Bylaws, as each may have been amended from time to time, or any such minutes prevents or adversely affects the consummation of the transactions contemplated by this Agreement.

      5.9 Litigation.

      Except as set forth on the Schedule of Litigation, there are no actions, suits or proceedings pending or, to the knowledge of the Company or the Shareholders, threatened against or affecting the Company, at law or in equity or admiralty, or before or by any federal, state, municipality or their governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. The Company is not now and will not be on the Closing Date, in default concerning any order, writ, injunction or decree of any federal, state, municipal court or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and neither the Company nor the Shareholders have any knowledge of any investigation pending or threatened against or affecting the Company by any state or federal governmental agency, department or instrumentality.

      5.10 Absence of Changes.

            (a) Since January 1, 1999, and except as contemplated by this Agreement, as set forth in the Schedule of Transactions occurring Since January 1, 1999, there has not been (i) any change in the financial condition, assets, liabilities, or business of the Company, excluding any change in the ordinary course of business, but which ordinary course change has not, individually or in the aggregate, been materially adverse; (ii) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the properties and business of the Company; (iii) any increase in the compensation or rate of compensation payable by the Company to any of its employees or agents, in the formula for determining any bonus payment or arrangement made to or with any such employees or agents, or increase in compensation with any such employees or agents, or increase in compensation payable by formula, bonus or otherwise to any of its officers and directors; (iv) any declaration or payment by the Company of dividends or any distribution by the Company of any assets of any kind whatsoever to its Shareholders, or as the purchase price of any of their capital stock or in discharge or cancellation, whether in part or in whole, of any indebtedness (whether in payment of principal, interest or otherwise) owing to any of the same; (v) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of any of the assets, tangible or intangible, of the Company other than purchase money security interests arising in ordinary course of business or pursuant to credit agreements disclosed in the Schedule of Debt, Mortgages and Security Interests; (vi) any sale or transfer of any of the assets of the Company, or any cancellation, forgiveness or compromise of an indebtedness owed to or claims held by the Company, except in the ordinary course of business; (vii) any sale, assignment or transfer by the Company of any patents, trademarks, trade names, copyrights or other intangible assets; or
(viii) any amendment to or termination of any contract, agreement or license to which the Company is a party, except in the ordinary course of business.

            (b) The Company has complied in all material respects with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its business; and the Company is not subject to any judgment, order, writ, injunction or decree.

      5.11 Correctness of Representations.

      No representation or warranty the Shareholders in this Agreement or in any statement, certificate or Schedule furnished by the Company or the Shareholders pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein not misleading as of the date hereof and the Closing Date. All such statements, representations, warranties, certificates and Schedules shall be true and complete on and as of the Closing Date, as though made on that date.

      5.12 Brokers and Finders.

      Except as set forth on Schedule 5.12, neither the Shareholders, the Company, nor any of the officers, directors or employees of the Company has employed or otherwise incurred in any manner any liability for any brokerage fees, agents commissions or finder's fees concerning the transactions hereby. All fees and expenses related to the transactions contemplated hereby will be paid by the Shareholders.

      5.13 Labor Matters.

            (a) Except as disclosed in the Schedule of Contracts and Commitments, the Company is not a party to nor does it have any obligations under any agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of the employees of the Company, nor is the Company obligated under any agreement to recognize or bargain with any labor organization or union on behalf of its employees; and none of the officers of the Company knows of any organizational activity among any of its employees.

            (b) Except as disclosed in the Schedule of Litigation, there are no pending or, to the knowledge of the Company and the Shareholders, threatened claims, investigations, charges, citations, hearings, consents, decrees or litigation involving the Company with respect to wages, compensation, bonuses, commissions or awards or payroll deductions; equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran's status, marital status, disability or any other recognized attribute under any applicable equal employment laws of any governmental entity prohibiting discrimination; representation petitions or unfair labor practices, grievances or arbitrations pursuant to current or expired collective bargaining agreements; occupational safety and health; worker's compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; or immigration.

            (c) The Company is now and has been in material compliance with all applicable federal and state laws and regulations concerning the employer/employee relationship; and with all of its agreements relating to the employment of its employees, including without limitation, provisions thereof relating to employment discrimination, wages, bonuses, hours of work and the payment of Social Security, Medicare and unemployment compensation taxes. The Company has not received any notice that it is liable for any unpaid wages, bonuses or commissions or any tax, penalty, assessment of forfeiture for failure to comply with any of the foregoing.

      5.14 Contractual Obligations.

      Except as heretofore disclosed in the Schedules the Company is not a party to, or is bound by, any contract constituting:

            (a) any obligation, direct or indirect, to provide funds in respect of or to guarantee or assume, any debt, obligation or dividend of any other corporation of any person, association, partnership, joint venture or their entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection;

            (b) any continuing contract or commitment for the purchase of materials, supplies, equipment or services;

            (c) any contract, agreement or understanding that adversely affects its business; or

            (d) any pension, profit-sharing, stock option, bonus, hospitalization, deferred compensation, holiday, vacation, sick leave or similar employee or officer benefit plan.

      5.15 Power of Attorney.

      The Company has not given any power of attorney regarding any of its business, properties and assets, except for powers of attorney given in connection with tax matters which are listed in the Schedules.

      5.16 Condition of Equipment.

      All items of personal property owned or leased by the Company shown on the Schedule of Personal Property or reflected in the interim balance sheet of the Company, included in the Financial Statements, are in good operating condition and in a state of reasonable maintenance and repair, and all such machinery and equipment, furniture and fixtures, leasehold improvements and personal property are considered adequate and usable for the continued operation for the business of the Company as the same is presently conducted.

      5.17 No Default or Waiver of Rights.

      Except as specifically set forth in the Schedules, with respect to any lease, contract, plan or other instrument or arrangement, there is no default or claim or to the knowledge of the Company or Shareholders, purported or alleged default or claim, or no state of facts which, with notice or lapse of time, or both, would constitute a default in any material obligation on the part of the Company to be performed under any lease, contract, plan or other arrangement to which the Company is a party, and the Company has in all respects performed, and on the Closing Date shall have performed, all the obligations required to be performed by it as of such date under the leases, contracts, plans, or other arrangements to which it is a party. The Company has not waived any material right under any such leases, contracts, plans or other arrangements since January 1, 1999.

      5.18 Indebtedness to Officers, Directors and the Shareholders.

      Except as disclosed in the Schedule of Transactions or Arrangements with Affiliates and the Shareholders, the Company is not now, nor on the Closing Date will be, indebted to any of those persons who are on the date hereof or on the Closing Date will be shareholders, officers, directors or Affiliates of the Company, or to their respective spouses, children or relatives closer than first cousins, in any amount whatsoever other than for salaries or for services rendered.

      5.19 ERISA.

      The Company and each Employee Benefit Plan is in compliance with ERISA and provisions of the Code applicable to employee benefit plans. No Employee Benefit Plan, if any, which is subject to the minimum funding standards of ERISA or the Code has incurred any accumulated funding deficiency within the meaning of ERISA or the Code. The Company has not incurred any liability to the Pension Benefit Guaranty Corporation in connection with any Employee Benefit Plan, if any, which is subject to Title IV of ERISA. The assets of each Employee Benefit Plan that are subject to Title IV of ERISA, if any, are sufficient to provide the benefits under such Employee Benefit Plan which the Pension Benefit Guaranty Corporation would guarantee the payment thereof if such Employee Benefit Plan terminated, and are also sufficient to provide all their benefits due under the Employment Benefit Plan. No "reportable event" (as defined in Section 4043 of ERISA) has occurred and is continuing concerning any Employee Benefit Plans, if any, which is subject to Title IV of ERISA, except for those listed on the Schedule of Employee Benefit Plans. No Employee Benefit Plan or any trustee or administrator thereof has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) that would subject any Employee Benefit Plan, any trust created therein, any trustee or administrator thereof, any party dealing with any Employee Benefit Plan, or any such trust to the liability set forth in Section 409(a) of ERISA or to the tax or penalty on prohibited transactions imposed by Section 502 of ERISA or Section 4975 of the Code.

      5.20 Employee Benefit Plans.

      The Company has no employee pension benefit plans other than profit sharing plans and thrift plans disclosed on the Schedule of Employee Benefit Plans. The Company has made all contributions due for each of the profit sharing plans and thrift plans and, to the extent, if any, such contributions have not been so made but are required to be accrued, has shown such accrual on the Financial Statements.

      5.21 Governmental Approval.

      No authorization, consent or approval of any public body, governmental authority or agency is necessary or required as to the Shareholders or the Company as a condition to the validity of this Agreement and the consummation of the transactions contemplated hereby.

      5.22 Authority; Noncontravention.

      The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have duly and validly been authorized by the Board of Directors of the

Company and by the Shareholders of the Company; no further corporate action of any nature is required pursuant to the Articles of Incorporation and Bylaws of the Company. This Agreement constitutes the valid and binding obligation of the Company and the Shareholders, except as may be limited by bankruptcy, insolvency or other laws affecting creditors rights generally or as may be modified by a court of equity in an action for specific performance. Shareholders have the absolute and unrestricted right, power and authority and capacity to execute and deliver this Agreement and to perform their obligations as contemplated herein. This Agreement and the consummation of the transactions contemplated hereby will not violate any provisions of law, conflict with, result in a breach of any of the terms, conditions or provisions of, constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Company Shares or any of the properties or assets of the Shareholders or of the Company, pursuant to any corporate charter, bylaw, indenture, mortgage, lease, agreement or other instrument to which the Shareholders or the Company is a party or by which they are bound, or result in the acceleration of the maturity of any payment date of any indebtedness of the Company or increase or adversely affect the obligations of the Company or any of its subsidiaries thereunder.

      5.23 Taxes.

      All federal, state, and other tax and informational returns of the Company and each Employee Benefit Plan required by law to be filed have been duly filed, and all federal, state, and other taxes, assessments, and other governmental charges or levies upon the Company and any of its properties, income, profits, and assets that are due and payable have been paid, except for any such taxes, assessments and other governmental charges or levies the payment of which the Company is contesting in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the Company. The Financial Statements contain adequate accruals for all taxes not yet due and payable.

      5.24 Environmental Matters.

      With respect to each of the real properties listed on the Schedule of Real and Personal Property:

            (a) The properties do not contain, in, on or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in violation of Environmental Laws or in amounts that have given or are reasonably expected to give rise to any liability of the Company under Environmental Laws.

            (b) The properties and all of the Company's operations and facilities at the properties are in compliance in all material respects with all Environmental Laws, and there is no contamination or violation of any Environmental Law which has interfered, or is reasonably expected to interfere, with the continued operation of any of the properties or is reasonably expected to materially impair the financial condition of the Company.

            (c) The Company has not received from any governmental authority any complaint, notice of violation, alleged violation, investigation or advisory action or notice of potential liability regarding matters of environmental protection or permit compliance under applicable Environmental Law with regard to the properties, nor does any Shareholder have knowledge that any governmental authority is contemplating delivering to the Company any such notice. There has been no pending or threatened complaint, notice of violation, alleged violation, investigation or notice of potential liability under Environmental Laws with regard to any of the properties.

            (d) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the properties by the Company in violation of any Environmental Laws or in a manner that has given or could reasonably be expected to give rise to material liability of the Company under Environmental Laws, nor have any Hazardous Materials been transported or disposed of from any of the properties by the Company to any other location in material violation of any Environmental Laws or in a manner that has given or could reasonably be expected to give rise to material liability of the Company under Environmental Laws.

            (e) There has been no release or threat of release by the Company of Hazardous Materials into the environment at or from any of the properties, or arising from or relating to the operations of the Company, in violation of Environmental Laws or in amounts that has given or could reasonably be expected to give rise to material liability of the Company under Environmental Laws.

      5.25 Y2K Compliance.

      Each system, comprised of software, hardware, databases or embedded control systems owned by the Company or in which the Company has a proprietary interest will not be materially adversely affected by the Year 2000 problem.

      5.26 Public Information.

      Shareholders have received the copies of the prospectus included in the Parent's Registration Statement on Form S-1 and documents incorporated by referenced therein as filed with the Securities and Exchange Commission.

                                    ARTICLE 6
                       CONDITIONS TO OBLIGATIONS OF PARENT

      The obligations of Parent to consummate the transactions provided for herein are at the option of Parent, subject to the satisfaction, in all material respects, of the following conditions on or prior to the Closing Date:

      6.1 Compliance by the Shareholders and the Company.

      All the terms, covenants and conditions of this Agreement to be complied with and performed by the Shareholders or the Company on or before the Closing Date shall have been fully complied with and performed.

      6.2 Certificate Regarding Representations and Warranties.

      The representations and warranties of the Shareholders contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of that date and the Shareholders shall deliver a certificate to that effect at the Closing.

      6.3 Approval of Legal Matters.

      All actions, proceedings, instruments and documents deemed necessary or appropriate by Parent or its general counsel to effectuate this Agreement and the consummation or the transactions contemplated hereby, or incidental thereto, and all other related legal matters, shall have been approved by such general counsel. The transactions contemplated herein shall comply with statutes and laws pertaining thereto, including without limitation laws, rules and regulations promulgated under the Securities Act, by the Federal Trade Commission or by the Securities and Exchange Commission.

      6.4 Escrow Agreement.

      The Shareholders shall have executed and delivered an Escrow Agreement in the form of Exhibit 6.4 hereto.

      6.5 Accuracy of Schedules.

      Examination by Parent shall not have disclosed any material inaccuracy in the representations and warranties of the Shareholders set forth in Article 4 and Article 5 hereof or in the Schedule delivered to Parent pursuant to Article 4 and Article 5 hereof.

      6.6 Litigation.

      No suit shall, at the Closing Date, be pending or threatened before any court, governmental agency, bureau, board or other authority in which the transactions contemplated by this Agreement are sought to be restrained or in connection with which damages or other relief is sought, or in which any material claim shall be asserted against the Company which, in the good faith judgment of Parent, makes consummation of the Merger inadvisable or impossible.

      6.7 Resignations of Directors and Officers of the Company.

      If requested by Parent, Parent shall have received a written instrument signed by each of the directors and officers of the Company resigning from all official positions of the Company to which they have been elected or appointed, effective the Closing Date.

      6.8 Employment and Consulting Agreements.

      Each of Mr. Pilevsky and Ms. Sharon Weinberg shall have executed and delivered Employment Agreements, and Dr. Rader shall have executed and delivered a Consulting Agreement, each in the form attached hereto as Exhibit 6.8.

      6.9 Noncompetition Agreements.

      Each of the Shareholders and Ms. Sharon Weinberg shall have executed and delivered Noncompetition Agreements, in the forms attached hereto as Exhibit 6.9.

                                    ARTICLE 7
                    REPRESENTATIONS AND WARRANTIES OF PARENT

      Parent hereby represents and warrants to the Shareholders as follows:

      7.1 Organization and Good Standing.

      Parent is a corporation duly organized, existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, existing and in good standing under the laws of the State of New Jersey. Each of Parent and Sub has full corporate power to carry on its business, to own and operate its properties and assets and to consummate the transactions contemplated by this Agreement.

      7.2 Correctness of Representations.

      No representations or warranties of Parent in this Agreement contain any untrue statement of a material fact or omit or a material fact necessary to make the statements made therein not misleading. The representations and warranties of Parent set forth in this Agreement shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date.

      7.3 Authority; Noncontravention.

      The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have duly and validly been authorized by the Board of Directors of each of Parent and Sub and the shareholders of Sub; no further corporate action of any nature is required pursuant to the Articles of Incorporation and Bylaws of each of Parent and Sub; and this Agreement constitutes the valid and binding obligation of each of Parent and Sub, except as may be limited by bankruptcy, insolvency or other laws affecting creditors rights generally or as may be modified by a court of equity in an action for specific performance. The execution, delivery and performance of this Agreement will not violate or result in default under any provision of the Articles of Incorporation or Bylaws of each of Parent and Sub; or any material commitment, indenture, license or other obligation to which Parent is a party or by which it is bound and will not, to the best knowledge of Parent, contravene any law, rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental agency applicable to of each of Parent and Sub.

      7.4 Brokers and Finders.

      Neither Parent, Sub nor any of their officers, directors or employees has employed or otherwise incurred in any manner any liability for any brokerage fees, agents commissions or finder's fees concerning the transactions hereby.

      7.5 Capitalization and Parent Shares.

      The authorized and issued equity securities of Parent are as set forth in the 10-Q of Parent with respect to the period ended March 31, 1999, a copy of which, together with the annual report of Parent, has been delivered to Shareholders. The Parent Shares to be issued to the Shareholders under this Agreement have been duly authorized, and when issued, will be validly issued and fully paid and nonassessable.

      7.6 Financial Capacity.

      Mediconsult.com (US) Ltd. has the financial capacity to perform all of its obligations under the Employment and Consulting Agreements.

                                    ARTICLE 8
            CONDITIONS TO OBLIGATIONS OF THE COMPANY AND SHAREHOLDERS

      The obligation of the Company and Shareholders to consummate the transactions provided for herein is subject to the satisfaction, in all material respects, of the following conditions on or prior to the Closing Date:

      8.1 Compliance by Parent.

      All the terms, covenants and conditions of this Agreement to be complied with and performed by Parent on or before the Closing Date shall have been complied with and performed in all material respects.

      8.2 Certificate Regarding Representations and Warranties.

      The representations and warranties of Parent contained herein shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date and Parent shall have delivered a certificate of its officers to such effect at Closing.

      8.3 Escrow Agreement.

      Parent and Sub shall have executed and delivered an Escrow Agreement substantially in the form of Exhibit 6.4 hereto.

      8.4 Litigation.

      No suit shall, at the Closing Date, be pending or threatened before any court, governmental agency, bureau, board or other authority in which the transactions contemplated by this Agreement are sought to be restrained or in connection with which damages or other relief is sought, or in which any material claim shall be asserted against Parent which, in the good faith judgment of the Shareholders, makes consummation of the Merger inadvisable or impossible.

      8.5 Employment Agreements.

      The Parent and the Company shall have executed and delivered each of the Employment and Consulting Agreements referenced in Section 6.8 hereof.

      8.6 Noncompetition Agreements.

      The Parent and the Company shall have executed and delivered each of the Noncompetition Agreements referenced in Section 6.9 hereof.

      8.7 Advisory Board.

      Parent shall have issued an aggregate of 20,000 Parent Shares to members of the Advisory Board, to be delivered at Closing as set forth on Schedule 8.7.

                                   ARTICLE 9
                         INDEMNIFICATION BY SHAREHOLDERS

      9.1 Indemnification by Shareholders.

      The Shareholders, jointly and severally, agree to indemnify and to save and hold harmless Parent of, from, against and in respect of any and all claims, demands, actions or causes of action asserted against, and all losses, costs, damages and expenses, including reasonable attorney's fees and the expenses of all actions, suits, proceedings, demands, and judgments, together with all costs, fees and expenses (including attorneys' fees and the expenses of all actions, suits, proceedings, demands and judgments) of enforcing this indemnity ("Attorneys Fees and Expenses") suffered, paid or incurred by Parent by reason of or resulting from (a) a breach of any representation or warranty by Shareholders contained in or made pursuant to this Agreement, (b) a breach of any covenant or agreement of the Shareholders (other than a representation and warranty) contained in or made pursuant to this Agreement, or (c) any liability or obligation of the Company arising out of or in connection with the operation of the business of the Company prior to the Closing Date; (collectively, "Claims" and individually, a "Claim"), except to the extent such liability or obligation is (i) adequately accrued or reserved in the determination of Working Capital under Section 2.3 of this Agreement; (ii) satisfied by delivery of Parent Shares as contemplated by Sections 5.2(c) and 8.7; or (iii) related to or arises out of the substance of any content posted on a web-site created or maintained by the Company prior to Closing.

      9.2 Limitations - Time.

      The Shareholders' obligation to indemnify Parent as provided in Section
9.1 of this Agreement is subject to the condition that Parent shall have notified the Shareholders of the Claim for which such indemnity is sought, specifying in reasonable detail the factual basis of the Claim to the extent then known by Parent, on or before the second anniversary of the Closing Date; provided, however, that notwithstanding the foregoing Parent may give notice of Claim arising from or based on (i) the breach of any representation, warranty or covenant regarding tax matters at any time prior to the expiration of the applicable statute of limitations, (ii) matters described in Sections 5.1, 5.2, or 5.22, (iii) any covenant or obligation to be performed after the Closing, or (iv) with respect to Section 9.1(c), at any time after the Closing Date.

      9.3 Limitations on Amount - Shareholders.

            (a) To the extent that the aggregate of all Claims made by Parent is finally determined to be an amount less than $25,000, the Shareholders shall not be obligated to make any payment with respect to those Claims unless and until the aggregate amount of such Claims for which the Shareholders have not previously indemnified Parent is equal to or greater than an aggregate of $25,000, and in that event, subject to the provisions of Section 9.3(b) hereof, Shareholders shall be liable hereunder for the full amount of all such Claims.

            (b) The Shareholders' obligation to indemnify Parent from Claims pursuant to Section 9.1 for damages shall be limited to fifty percent (50%) of the Merger Consideration deliverable to the Shareholders hereunder valued as of the date of Closing.

      9.4 Procedure for Indemnification - Third Party Claims.

            (a) Parent shall give notice to the Shareholders of any Claim arising from the assertion of liability by third parties promptly after Parent receives notice or becomes aware thereof, but the failure to notify the Shareholders will not relieve the Shareholders of any liability they may have to Parent, except to the extent that the Shareholders demonstrate that the defense of such Claim has been prejudiced by such failure to give notice.

            (b) The Shareholders will undertake the defense thereof by representatives acceptable to Parent unless Parent has given notice that the Claim is being defended by an insurer of Parent or the Company. All costs and expenses of such defense (including Attorneys Fees and Expenses), and any settlement or compromise resulting from the defense of any Claim, shall be paid for by the Shareholders to the extent not fully paid or reimbursed, as appropriate, by insurer.

            (c) In the event the Shareholders, within a reasonable time after receipt of notice of any such Claim, but in no event more than thirty (30) days after the receipt of such notice, fail to defend, Parent will have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Shareholders.

            (d) Any judgment, award, settlement or compromise of any Claim, whether the contest or defense thereof is undertaken by the Shareholders or Parent, shall be binding on the parties hereto, and the amount thereof (including Attorneys Fees and Expenses), shall be prima facie evidence of the amount which the Shareholders are obligated to indemnify Parent with respect to that Claim. In the event of payment by Parent of a Claim which neither Parent nor the Shareholders elect to contest or defend as provided above, the actual amount of such payment, including Attorneys Fees and Expenses, shall be prima facie evidence of the amount which the Shareholders are obligated to indemnify Parent with respect to that Claim.

      9.5 Procedure for Indemnification of Other Claims.

      Unless such claim is contested by the Shareholders, the Shareholders, jointly and severally, shall promptly upon written notice thereof given by Parent, pay and reimburse Parent on demand the amount of any Claim which is indemnifiable by the Shareholders pursuant to Section 9.1 hereof not covered by
Section 9.4 above. If the Claim is contested, the parties shall have such remedies available at law or under the Escrow Agreement. The amount actually paid, including reasonable Attorneys Fees and Expenses, shall be prima facie evidence of the amount which the Shareholders are obligated to indemnify Parent hereunder with respect to such Claim.

      9.6 Tax Indemnity.

      In the event that a determination is made by the Internal Revenue Service, which is no longer being disputed by the Parent or the Shareholders, that the Merger described herein fails to qualify as a reorganization within the meaning of IRC Section 368(a), then Parent shall pay to the Shareholders, pro rata in accordance with their respective ownership of Company Stock, an amount equal to fifty percent (50%) of the "Additional Tax Liability" as hereinafter defined. Additional Tax Liability shall mean an amount equal to the federal and state tax due based on the fair market value of the stock consideration received pursuant to the merger, increased by any related interest and penalties.

      9.7 Escrow; Remedies Not Exclusive.

      In addition to other remedies available at law or in equity, Parent shall be entitled to make a Claim against any Parent Shares or other property held under the Escrow Agreement to satisfy the payment of any Claim hereunder. The remedies provided in this Article 9 shall not be exclusive or limit any equitable remedies (including, without limitation, specific performance or injunctive relief) that may be available to the parties hereunder.

                                   ARTICLE 10
                                  MISCELLANEOUS

      10.1 Actions Pending Closing.

            (a) The parties hereto shall use their best efforts to comply with, perform and satisfy all the terms, covenants and conditions of this Agreement to be complied with, performed and satisfied by them on or before the Closing Date. In addition, the Company and the Shareholders will use their best efforts to ensure there are no material or adverse changes to employee relations at the Company.

            (b) The Shareholders shall cause the Company to close its permanent books and records as of the Closing Date in order to permit the Company's taxable income for the tax periods ending on the date immediately preceding the Closing Date to be reported on that date. The Shareholders shall prepare and file all federal and state income tax returns for the Company for all tax periods ending on or before the Closing Date, in a timely manner.

            (c) From the date hereof to the Closing Date, except to the extent Parent shall otherwise consent in writing, the Company and the Shareholders shall:

                  (i) operate the Company's business as presently operated and only in the ordinary course and use their best efforts to preserve intact its good will, reputation and present business organization and to preserve relationships with persons having business dealings with it;

                  (ii) maintain all of the Company's properties in good order and condition, reasonable wear and use excepted;

                  (iii) take all steps necessary to maintain the Company's intangible assets;

                  (iv) pay all liabilities and other obligations of the Company and collect all accounts receivable in accordance with past business practices;

                  (v) comply with all laws applicable to the conduct of the business of the Company;

                  (vi) not take any action which would constitute a breach of the representations and warranties contained in Article 4 of this Agreement;

                  (vii) not enter into any settlement regarding any claim, dispute or other cause of action except for settlements of customer disputes made by the Company in the ordinary course of business;

                  (viii) not sell or otherwise dispose of any assets of the Company; and

                  (ix) submit all contracts which are outside the normal course of business or which involve a capital expenditure in excess of $5,000 to Parent for its approval.

      10.2 Failure of Conditions to Obligations of Parent.

      In the event any condition precedent of Article 6 of this Agreement is not met at the time of Closing, then Parent, at its option, may (i) by notice written at the Closing terminate this Agreement; or (ii) waive the condition precedent and consummate the Closing, in which case the Shareholders shall be relieved of all further liability to Parent arising only out of such waived condition precedent. In the event this Agreement is terminated or the transaction does not close pursuant to this Section 10.2, all further obligations of the parties will terminate other than the obligations in Sections
10.7 and 10.10, which survive; provided, however, that if this Agreement is terminated because of the Shareholders or the Company's material failure to comply with their respective obligations under this Agreement, Parent's right to pursue all legal remedies will survive such termination unimpaired, and if this Agreement is terminated because of Parent's or Sub's material failure to comply with their respective obligations under this Agreement, the Shareholders' and the Company's right to pursue all legal remedies will survive such termination unimpaired.

      10.3 Survival of Representations.

            (a) All statements contained in any document, certificate or other instrument delivered by or on behalf of Parent, the Shareholders or the Company pursuant hereto, shall be deemed representations and warranties hereunder by Parent, the Shareholders or the Company, as the case may be. All representations, warranties and agreements made by Parent, the Shareholders or the Company shall survive the Closing for the periods specified in Section 9.2 hereof for the assertion of claims. Any inspection or audit of the inventories, properties, financial condition or other matters relating to the Company and its business conducted pursuant to this Agreement shall in no way limit, affect or impair the ability of Parent to rely upon the representations, warranties, covenants and agreements of the Shareholders set forth herein.

            (b) Nothing contained in the foregoing shall relieve any officer or director of Parent, the Shareholders or the Company of any liability or limit any liability that he may have on account of common law fraud or purposeful misrepresentation in connection with the delivery of any certificate required to be delivered under the terms hereof, which certificate is untrue in any material respect.

      10.4 Resale of Parent Shares; Securities Act.

            (a) Each of the Shareholders acknowledges that he, she or it may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act (although nothing contained herein should be construed as an admission of such fact) and that, if in fact such Shareholder were an affiliate of the Company under the Securities Act, his, her or its ability to sell, assign or transfer the Parent Shares received in exchange for any Company Shares pursuant to the Merger hereof may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration, such as that provided by Rules 144 and 145(d) promulgated under the Securities Act, is available.

            (b) Each of the Shareholders hereby covenants that he or she will not sell, assign or transfer any of the Parent Shares received in exchange for Company Shares pursuant to the Merger hereof except (x) pursuant to an effective Registration Statement under the Securities Act, or (y) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Parent, is not required to be registered under the Securities Act. Parent agrees that the counsel identified on Schedule 10.4(b) is acceptable.

            (c) Each of the Shareholders understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Shares, but that upon receipt of such opinion, the transfer agent will effect the transfer of the shares indicated as disposed of in such opinion. Each of the Shareholders acknowledges that appropriate legends will be placed on certificates representing Parent Shares received pursuant to the Merger, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Securities Act. Parent agrees that the counsel identified on Schedule 10.4(b) is acceptable.

            (d) Notwithstanding anything herein to the contrary, the shareholders agree that they shall not sell, assign or transfer at any time the Parent Shares in any manner so that such disposition causes the transactions contemplated by this Agreement to fail to qualify as a reorganization under
Section 368 of the Code.

            (e) The restrictions on transferability set forth herein shall be in addition to those restrictions and limitations set forth in the Escrow Agreement.

      10.5 Access and Information.

      For as long as reasonably may be necessary, Parent shall afford or cause to be afforded to the Shareholders, or any Affiliate of the Shareholders, reasonable access to all the books and records of the Company relating to the business of the Company prior to the Closing Date as they reasonably may request and for a legitimate business purpose. All originals of such books and records of the Company shall remain in the possession and control of Parent from and after the Closing Date. Should the Shareholders request copies of any such material, Parent shall furnish or cause to be furnished to the Shareholders all such copies so requested for which the Shareholders agree to pay Parent all reasonable costs and expenses incurred in the production of such documents.

      10.6 Assignment.

      Except as set forth above, this Agreement shall not be assignable by any of the parties hereto without the written consent of the others; and nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their successors in interest and permitted assignees, any rights or remedies under or by reason of this Agreement unless so stated to the contrary.

      10.7 Confidentiality of Information.

            (a) All parties agree to strictly limit disclosure of the proposed acquisition to those persons who have a need to know. Those persons include key employees, attorneys, accountants, officers, directors, investment advisors, stockholders and others similarly situated with a need to know.

            (b) Parent understands and agrees that it will be receiving and reviewing confidential and proprietary information of the Company. Prior to the Closing and, if the Closing shall not occur: (i) Parent agrees to strictly limit access to such information to those individuals having a need to know and to use its best efforts to prevent any other disclosure of such information, and (ii) Parent also agrees not to utilize in any manner, other than as allowed herein, any confidential or proprietary information obtained from the Company. Confidential and proprietary information shall not include information that (i) was known to Parent prior to disclosure by the Company, (ii) is or becomes generally available to the public other than by breach of this Agreement, (iii) otherwise becomes lawfully available on a non-confidential basis from a third party who is not under an obligation of confidence to the Company, or (iv) is independently developed by Parent.

            (c) If Parent discloses confidential information of Parent to the Company, the Company and the Shareholders agree that such information will be held confidential and protected in the same manner as described above for the Company confidential information.

            (d) Except for filings required by law, prior to the Closing, the parties agree that all information contained in any press releases and other announcements concerning any aspect of the acquisition shall be mutually agreed upon in writing prior to any such release or announcement being made.

            (e) Neither the Company nor the Shareholders, nor any officer, agent, director or employee of the Company shall furnish, either directly or indirectly, any information including, but not limited to, any term of this Agreement not otherwise publicly announced, to any current or prospective acquirer of the Company. Further, neither the Company nor the Shareholders shall seek other offers or negotiate with others with respect to any other proposed sale of the Company or of any significant Company assets.

      10.8 Construction.

      This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to conflicts of laws provisions.

      10.9 Amendment.

      This Agreement may be amended, supplemented or interpreted at any time by a written instrument executed by the parties hereto.

      10.10 Expenses.

      Each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereby, including all fees and expenses of their counsel, provided that the Shareholders shall pay the legal and accounting expenses of the Company incurred in connection with this Agreement and the transactions contemplated hereby.

      10.11 Notices.

      All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have duly been given if delivered or if mailed, by United States certified or registered mail, prepaid to the parties or their assignees at the following addresses (or at such other addresses as shall be given in writing by the parties to one another) with a copy to:

Parent:        Mediconsult.com, Ltd.
               33 Reid Street, 4th Floor
               Hamilton HM 12
               Bermuda
               Attn: Robert A. Jennings, CEO

Copy:          Mediconsult.com, Inc.
               3278 Timberloch Drive
               Marietta, GA 30068
               Attn: E. Michael Ingram, General Counsel

Company:       Cyber-Tech, Inc.
               25 Seven Oaks Drive
               Summit, New Jersey  07901
               Attn: Andre Pilevsky

Shareholders:  Andre Pilevsky
               25 Seven Oaks Drive
               Summit, New Jersey  07901

               Daniel J. Rader
               101 Acoma Lane
               Collegeville, Pennsylvania  19426

Copy:          Stuart L. Pachman
               Brach, Eichler
               101 Eisenhower Parkway
               Roseland, New Jersey  07068

      Notices delivered in person shall be effective on the date of delivery. Notices delivered by mail as aforesaid shall be effective upon the third calendar day subsequent to the postmark date thereof.

      10.12 Counterparts.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.13 Entire Agreement.

      This Agreement and the certificates, schedules and other documents delivered pursuant hereto or incorporated by reference herein contain the entire agreement between the parties hereto concerning to the transaction contemplated herein and supersede all prior agreements or understandings between the parties hereto relating to the subject matter hereof. No oral representation, agreement or understanding made by any party hereto shall be valid or binding upon such party or any other party hereto.

      10.14 Captions and Section Headings.

      Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

      10.15 Income Tax Filings.

      Each party hereto agrees to file, and cooperate in the preparation and filing of, all statements of fact and other matters required to be filed pursuant to this reorganization, including without limitation filings required pursuant to Internal Revenue Service Regulation 1.368-3(a).

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Agreement as of the day and year first written.


                                          MEDICONSULT.COM, INC.


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


                                          CYBER-TECH, INC.


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


                                          SHAREHOLDERS


                                          -------------------------------------
                                          Andre Pilevsky


                                          -------------------------------------
                                          Daniel J. Rader, M.D.


                                          MCNS MERGER SUBSIDIARY II, INC.


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------